Exhibit 1.1

ENDURANCE SPECIALTY HOLDINGS LTD.

8,000,000 Depositary Shares,

Each representing a 1/1,000th interest in a share of

6.350% Non-Cumulative Preferred Shares, Series C

UNDERWRITING AGREEMENT

November 17, 2015

November 17, 2015

Morgan Stanley & Co. LLC,

Wells Fargo Securities, LLC,

as representatives of the several Underwriters

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036
c/o	Wells Fargo Securities, LLC 550 S. Tryon Street, 5th Floor Charlotte, NC 28202

Ladies and Gentlemen:

Endurance Specialty Holdings Ltd., an exempted company incorporated in Bermuda (the “Company”), confirms its agreement with Morgan Stanley & Co. LLC (“Morgan Stanley”) and Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Schedule 1 hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10), for whom Morgan Stanley and Wells Fargo are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company, and (i) the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of an aggregate of 8,000,000 depositary shares (the “Depositary Shares”), each such Depositary Share representing ownership of a 1/1,000th interest in a 6.350% Non-Cumulative Preferred Share, Series C, par value $1.00 per share, $25,000 liquidation preference per share, of the Company (the “Preferred Shares”) set forth in Schedule 1 hereto under the caption “Number of Initial Securities” and (ii) the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of an aggregate of 1,200,000 Depositary Shares set forth in Schedule 1 hereto under the caption “Number of Option Securities”, pursuant to the option granted by the Company to the Underwriters described in Section 2(ii). The Preferred Shares will, when issued, be deposited by the Company against delivery of depositary receipts (the “Depositary Receipts”) to be issued by Computershare, Inc. and Computershare Trust Company, N.A. (together, the “Depositary”), under a Deposit Agreement, to be dated as of the Closing Date (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. The Preferred Shares shall have the rights, powers and preferences set forth in the Certificate of Designations in respect of the Preferred Shares (the “Certificate of Designations”). The aforesaid 8,000,000 Depositary Shares (the “Initial Securities”) to be purchased by the Underwriters and the 1,200,000 Depositary Shares subject to the option described in Section 2(ii) (the “Option Securities”), together with the Preferred Shares, are hereinafter called, collectively, the “Securities.”

On July 31, 2015, Montpelier Re Holdings Ltd., an exempted company incorporated in Bermuda (“Montpelier”), merged with and into Millhill Holdings Ltd., an exempted company incorporated in Bermuda and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), with Merger Sub as the surviving company. Merger Sub was then merged with and into the Company, with the Company as the surviving company.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus on Form S-3ASR (File No. 333-200914), relating to the registration of certain securities described therein, including the Securities, under the Securities Act of 1933, as amended (the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”) and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement. The registration statement as amended to the date of this Agreement is hereinafter referred to as the “Registration Statement” (for purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations shall be considered to be included in the Registration Statement as of the time specified in Rule 430B), and the related prospectus effective December 12, 2014 in the form first used to confirm sales of Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 of the Rules and Regulations) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement dated November 17, 2015. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 of the Rules and Regulations and “Time of Sale Prospectus” means the preliminary prospectus, together with the free writing prospectuses, if any, substantially in the form of the term sheet included in Schedule 2 hereto, as of the Applicable Time of Sale (as defined herein). As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement” and “amendment” and “amend” as used in this Agreement with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein. As used herein, “Applicable Time of Sale” shall mean 5:00 p.m., on November 17, 2015, New York City time.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that (i) as of the date hereof, (ii) as of the Applicable Time of Sale, and (iii) as of the Closing Date (as defined herein):

(i) Effectiveness of the Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission;

(ii) Compliance with Registration Requirements. (a) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, do and will comply in all material respects with the Securities Act and the Rules and Regulations, (c) the Time of Sale Prospectus does not contain, at the Applicable Time of Sale, and at the Closing Date, as it may be then amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (d) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein as specified in Section 8(i)(c);

(iii) Incorporated Documents. The documents filed with the Commission by the Company and incorporated by reference in the Time of Sale Prospectus or the Prospectus when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; none of such documents as of its time of filing contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Time of Sale Prospectus or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iv) Free Writing Prospectuses. The Company is a well-known seasoned issuer (as defined in Rule 405) and is not an “ineligible issuer” pursuant to Rules 164, 405 and 433 of the Rules and Regulations. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. Each free writing prospectus that the Company has filed will not, as of its issue date and through the Closing Date for such Securities, include any information that conflicts with the information contained in the Registration Statement and the Prospectus. Except for the free writing prospectuses, if any, substantially in the form of the term sheet included in Schedule 2 hereto, and electronic road shows, if any, furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriters, prepare, use or refer to, any free writing prospectus;

(v) Company Independent Accountants. Ernst & Young Ltd., the accountants who certified the financial statements and supporting schedules of the Company and its consolidated subsidiaries (with the exception of the Montpelier historical financial statements and schedules) incorporated by reference in the Time of Sale Prospectus and the Prospectus, and audited the Company’s internal control over financial reporting and management’s assessment thereof, are an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations;

(vi) Montpelier Independent Accountants. PricewaterhouseCoopers Ltd., the accountants who certified the historical financial statements and supporting schedules of Montpelier incorporated by reference in the Time of Sale Prospectus and the Prospectus, are an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations;

(vii) Company Financial Statements. The consolidated financial statements of the Company and its consolidated subsidiaries (other than, for the avoidance of doubt, the Montpelier historical financial statements and schedules), incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise disclosed in the Time of Sale Prospectus or the Prospectus, said balance sheet, statement of income and financial statements have been prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, in accordance with U.S. GAAP, the information required to be stated therein. The selected financial data and the summary financial information incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Time of Sale Prospectus and the Prospectus. The pro forma financial statements and the related notes thereto incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable;

(viii) Montpelier Financial Statements. The historical financial statements of Montpelier, incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the financial position of Montpelier and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of Montpelier and its consolidated subsidiaries for the periods specified; except as otherwise disclosed in the Time of Sale Prospectus or the Prospectus, said balance sheet, statement of income and financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved. The supporting schedules incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, in accordance with U.S. GAAP, the information required to be stated therein;

(ix) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Time of Sale Prospectus or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries considered as one enterprise;

(x) Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda (good standing meaning that it has not failed to make any required filing with any Bermuda governmental authority or to pay any Bermuda governmental fee or tax that would make it liable to be struck off the register of companies and thereby cease to exist under the laws of Bermuda) and has the necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and the Deposit Agreement; and the Company is duly qualified as a foreign company or corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

(xi) Good Standing of Subsidiaries. Each of Montpelier Reinsurance Ltd. (“Montpelier Re”), Endurance Specialty Insurance Ltd. (“Endurance Insurance”), Endurance Reinsurance Corporation of America and Endurance U.S. Holdings Corp. (each, a “Designated Subsidiary” and collectively, the “Designated Subsidiaries”) has been duly incorporated or organized and is validly existing as a company or corporation in good standing under the laws of the jurisdiction of its incorporation or organization (good standing meaning, with respect to each of the Designated Subsidiaries that are Bermuda entities, that each has not failed to make any required filing with any Bermuda governmental authority or to pay any Bermuda governmental fee or tax in its jurisdiction of incorporation that would make it liable to be struck off the register of companies and thereby cease to exist under the laws of Bermuda) and has the necessary corporate power to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Time of Sale Prospectus or the Prospectus, all of the issued and outstanding share capital or capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of share capital or capital stock of any Designated Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Designated Subsidiary. The Designated Subsidiaries are the only “significant subsidiaries” of the Company as such term is defined in Rule 1-02 of Regulation S-X of the Rules and Regulations;

(xii) Capitalization. (A) All of the currently issued and outstanding shares of share capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable (which term when used herein shall mean that no further sums are required to be paid by the holders thereof in connection with the issue of such shares) (collectively, the “Outstanding Shares”); (B) none of the Outstanding Shares were issued in violation of the preemptive or other similar rights of any member of the Company or the Designated Subsidiaries; and (C) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained or incorporated by reference in each of the Registration Statement, Time of Sale Prospectus and the Prospectus.

(xiii) Certificate of Designations. The Certificate of Designations has been duly authorized by the Company.

(xiv) Description of the Securities. The Depositary Shares and the Preferred Shares conform in all material respects to the description thereof contained in the Time of Sale Prospectus.

(xv) Accuracy of Statements in Prospectus. The statements in Time of Sale Prospectus and the Prospectus under the captions “Description of the Depositary Shares”, “Description of the Series C Preferred Shares” and “Material Tax Considerations”, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

(xvi) Authorization and Execution of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company;

(xvii) Authorization and Execution of the Deposit Agreement. The Deposit Agreement has been duly authorized by the Company and, at the Closing Date (as defined below), will have been duly executed and delivered and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity;

(xviii) Authorization of the Preferred Shares. The Preferred Shares have been duly authorized and, when the Securities are issued and delivered against payment therefor as provided herein and in the Deposit Agreement, will be validly issued, fully paid and non-assessable (which term when used herein shall mean that no further sums are required to be paid by the holders thereof in connection with the issue of such shares), will not violate any preemptive or similar rights;

(xix) Depositary Receipts. The deposit of the Preferred Shares by the Company in accordance with the Deposit Agreement has been duly authorized by the Company and, assuming due execution and delivery of the Depositary Receipts and the Deposit Agreement by the Depositary, each Depositary Receipt will be validly issued and delivered, will conform to the description of the Depositary Shares in the Time of Sale Prospectus and will entitle the holder thereof to the benefits provided therein and in the Deposit Agreement;

(xx) Absence of Defaults and Conflicts. Neither the Company nor any of its Designated Subsidiaries is in violation of its charter, memorandum of association, bye-laws, by-laws or similar incorporation or organizational documents or in violation or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Designated Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, the “Agreements and Instruments”) except for such defaults under the Agreements and Instruments that would not result in a Material Adverse Effect; the issue and sale by the Company of the Securities, if and when issued, the execution and delivery of this Agreement and the Deposit Agreement and the compliance by the Company with this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations under this Agreement and the Deposit Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Designated Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, memorandum of association, bye-laws, by-laws or similar organizational documents of the Company or any Designated Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Designated Subsidiary or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect);

(xxi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against the Company or any subsidiary or the properties or assets thereof, which is required to be disclosed in the Time of Sale Prospectus or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Time of Sale Prospectus or the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect; and

(xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof is necessary or required for the performance by the Company of its obligations hereunder, in connection with the Company’s execution, delivery and performance of this Agreement and the Deposit Agreement or consummation of the transactions contemplated hereby, except (i) such as have been already obtained or as may be required under state securities or blue sky laws and (ii) such as have been obtained from the Bermuda Monetary Authority;

(xxiii) Licenses and Authorizations. Each of the Company and its Designated Subsidiaries possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (each, an “Authorization”) that are necessary to conduct the business now conducted by it as described in the Time of Sale Prospectus and the Prospectus, except where the failure to possess such Authorizations, individually or in the aggregate, would not have a Material Adverse Effect; all of such Authorizations are valid and in full force and effect, except where the invalidity of such Authorizations or the failure to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. There is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or investigation against or involving the Company and its Designated Subsidiaries that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Authorization which revocation, modification, termination, suspension or other material impairment would have a Material Adverse Effect. Except as otherwise described in or contemplated by the Time of Sale Prospectus and the Prospectus, no insurance regulatory authority has issued to the Company or any Designated Subsidiary any order impairing, restricting or prohibiting (A) the payment of dividends by the Company or any of its Designated Subsidiaries, or (B) the making of a distribution on any Designated Subsidiary’s capital stock;

(xxiv) Compliance with Applicable Laws. Neither the Company nor any of its Designated Subsidiaries is in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any such Designated Subsidiary or any of its properties, as applicable, except for such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect;

(xxv) Tax Matters. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes shown to be due thereon (except for cases in which the failure to pay would not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been asserted against the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(xxvi) Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general, or specific authorization; and

(iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act). As of the date hereof, to the knowledge of the Company, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting, it being understood that the management of the Company has not conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting for any period after December 31, 2014;

(xxvii) Interactive Data. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Prospectus and the Prospectus has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(xxviii) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures were effective as of the three months ended September 30, 2015. As of the date hereof, to the knowledge of the Company, such disclosure controls and procedures are effective, it being understood that the management of the Company has not conducted an evaluation the effectiveness of the Company’s disclosure controls and procedures for any period after September 30, 2015; there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxix) Investment Company Act. The Company is not, and solely after giving effect to the offering and sale of the Securities, assuming the Securities were issued as of the date hereof, and the other transactions contemplated by the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(xxx) Stamp Duty, Excise Tax, Etc. None of the Underwriters or any subsequent purchasers of the Securities (other than purchasers resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, transfer, excise or similar tax imposed in Bermuda or any political subdivision or taxing authority thereof or therein in connection with the offering, sale or purchase of the Securities, assuming the Securities were issued as of the date hereof to the Underwriters or to any subsequent purchasers;

(xxxi) Currency Exchange Control. There are no currency exchange control laws or withholding taxes, in each case of Bermuda or any political subdivision or taxing authority thereof or therein, that would be applicable to the payment of dividends or any other distributions on, or upon redemption of, the Securities by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes), assuming the Securities were issued as of the date hereof;

(xxxii) No Ratings Downgrade. Except as disclosed in the Time of Sale Prospectus, the Company has no knowledge of any threatened or pending downgrading of any of its or its subsidiaries’ financial strength rating by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service Inc. and A.M. Best Company Inc., each of which are “nationally recognized statistical rating organizations,” as such term is defined in Section 3(a)(62) under the Exchange Act that currently have publicly released a rating of the financial strength of the Company and its subsidiaries.

(xxxiii) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules and regulations thereunder, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any foreign official or any foreign political party or official thereof or any candidate for foreign political office, and the Company and its subsidiaries have conducted their business in compliance with such laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(xxxiv) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism

Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxv) No Conflict with OFAC Laws.

(a) Neither the Company nor any of its subsidiaries or, to the knowledge of the Company or any such subsidiary, any director, officer, or employee agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(i)	the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(ii)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(b) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(ii)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(c) For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxvi) No Labor Disputes. No material labor dispute with the employees of the Company or any of its subsidiaries that could have a Material Adverse Effect exists, except as described in the Time of Sale Prospectus.

2. Agreements to Sell and Purchase.

(i) The Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per Depositary Share set forth in Schedule 3 (the “Purchase Price”), the number of Initial Securities set forth in Schedule 1 opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10, bears to the total number of Initial Securities.

(ii) The Option Securities. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Option Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,200,000 Option Securities at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Option Securities shall be reduced by an amount per Depositary Share equal to any dividends declared by the Company and payable on the Initial Securities but not payable on such Option Securities. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Option Securities to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Initial Securities nor later than ten business days after the date of such notice. On each day, if any, that Option Securities are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Option Securities that bears the same proportion to the total number of Option Securities to be purchased on such Option Closing Date as the number of Initial Securities set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Initial Securities.

(iii) The Closing Date. The Initial Securities and Option Securities to be purchased by each Underwriter hereunder, in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, will be represented by one or more definitive global certificates in book-entry form, which shall be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian, for the respective accounts of the Underwriters of the Securities to be purchased by them, against payment by or on behalf of such Underwriters of the purchase price therefor by wire transfer of immediately available funds to the account specified by the Company at least forty-eight hours in advance, by the Company causing DTC to credit the Depositary Shares with respect to the Preferred Shares to the securities account(s) at DTC designated by the Representatives on behalf of the Underwriters. The time and date of such delivery and payment, with respect to the Initial Securities, shall be 10:00 a.m., New York City time, on November 24, 2015 (unless postponed in accordance with Section 10), or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

(iv) Public Offering of the Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Time of Sale Prospectus and the Prospectus, their respective portions of the Securities as soon after the Applicable Time of Sale as the Representatives, in their sole judgment, have determined is advisable and practicable.

(v) Payment for the Securities. Payment for the Initial Securities shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company. It is understood that the Representatives have been authorized, for their own account and for the respective accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for the Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement. Payment for any Option Securities shall be made to the Company by wire transfer of immediately available funds against delivery of such Option Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time on the date specified in the corresponding notice described in Section 2(ii) hereof.

3. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Initial Securities on the Closing Date are subject to the following conditions:

(i) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules and Regulations objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations).

(ii) No Objection. If applicable, the Financial Industry Regulatory Authority, Inc. (“FINRA”) shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(iii) Absence of Material Adverse Change or Development. (1) As of the Closing Date, except as disclosed in the Time of Sale Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Company and its subsidiaries, considered as a whole, from the dates as of which information is given in the Time of Sale Prospectus; and (2) except as disclosed in the Time of Sale Prospectus, since the respective dates as of which information is given in the Time of Sale Prospectus there shall not have been any change in the capital stock of the Company (other than issuances of capital stock upon exercise of options and vesting of restricted share units, upon earn-outs of performance shares or upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Time of Sale Prospectus) or long-term debt of the Company or any of its subsidiaries, the effect of which in any such case described in clause (1) or (2), is in the reasonable judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(iv) No Ratings Agency Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act.

(v) Company Officer’s Certificates. The Underwriters shall have received a certificate of the Chief Executive Officer or an Executive Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as the Closing Date, to the effect that (i) except as disclosed in the Time of Sale Prospectus, there has been no such material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form, (iii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

(vi) Opinion of Counsel for the Company. The Underwriters shall have received on the Closing Date, a written opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel and transaction counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(vii) Opinion of Bermuda Counsel to the Company. The Underwriters shall have received on the Closing Date a written opinion of ASW Law Limited, special Bermuda counsel to the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(viii) Opinion of Counsel to the Underwriters. The Underwriters shall have received on the Closing Date a written opinion and negative assurance letter of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date, in form satisfactory to the Underwriters.

(ix) Company Accountant’s Comfort Letter and Bring-Down Comfort Letter. The Underwriters shall have received, on each of the date of this Agreement and on the Closing Date, letters dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, from Ernst & Young Ltd., independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(x) Montpelier Accountant’s Comfort Letter. The Underwriters shall have received, on each of the date of this Agreement and on the Closing Date, letters dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers Ltd., independent public accountants with respect to Montpelier for the periods covered, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the historical financial statements and certain financial information of Montpelier contained in the Time of Sale Prospectus and the Prospectus.

(xi) Conditions to the Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(ii) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries hereunder shall be true and correct as of each Option Closing Date and, at the relevant Option Closing Date, the Underwriters shall have received:

(a) A certificate, dated such Option Closing Date, of the Chief Executive Officer or an Executive Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 3(v) hereof remains true and correct as of such Option Closing Date;

(b) A written opinion and negative assurance letter of Skadden, Arps, Slate, Meagher &Flom LLP, special New York counsel and transaction counsel for the Company, dated the Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 3(vi) hereof.

(c) A written opinion ASW Law Limited, special Bermuda counsel to the Company, dated the Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 3(vii) hereof.

(d) A written opinion and negative assurance letter of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 3(viii) hereof.

(e) A letter, from Ernst & Young Ltd., in form and substance satisfactory to the Underwriters and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Underwriters on the Closing Date pursuant to Section 5(ix) hereof, provided that the letter shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date.

Provided, however, that if the Option Closing Date shall be the same date as the Closing Date, there shall be no separate obligation to deliver the items referenced in clauses (a) through (e) above.

4. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with the Underwriters as follows:

(i) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(i), will comply with the requirements of Rule 430B, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Rules and Regulations), or any amendment, supplement or revision to the Time of Sale Prospectus or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(iii) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Time of Sale Prospectus and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Time of Sale Prospectus or the Prospectus in order that the Time of Sale Prospectus or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Time of Sale Prospectus or the Prospectus in order to comply with the requirements of any law, the Company will notify the Representatives of any such event, development or condition and promptly prepare and file with the Commission, subject to Section 3(i), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Time of Sale Prospectus or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(vi) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(vii) Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Depositary Shares on the New York Stock Exchange (the “NYSE”).

(viii) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

(ix) DTC. The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(x) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

(xi) Agreement Not to Offer or Sell Additional Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any preferred shares, including, without limitation, the Preferred Shares or the Depositary Shares or any securities convertible into or exercisable or exchangeable for preferred shares or depositary shares representing interests therein, including the Preferred Shares or the Depositary Shares, or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any such securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of such securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

(xii) Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Securities, substantially in the form approved by the Underwriters and included in Schedule 2, and will file such term sheet pursuant to Rule 433(d) within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(xiii) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Schedule 4 to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 of the Rules and Regulations or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 4(xii).

(xiv) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(xv) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the

Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(xvi) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by and in accordance with Rules 456(b)(1) and 457(r) of the Rules and Regulations.

(xvii) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

5. Covenants of the Underwriters. Each of the Underwriters hereby represent and agree that:

(i) It has not made, and will not make any offer relating to the Securities that would constitute a free writing prospectus, without the prior consent of the Company, which consent shall not be unreasonably withheld.

(ii) Any free writing prospectus used or referred to by it will not be subject to broad unrestricted dissemination and will not be required to be filed with the Commission, in accordance with Rule 433 under the Securities Act, as a result of any action taken or caused to be taken by the Underwriter, which is not consented to in advance by the Company.

(iii) Any free writing prospectus used or referred to by it, except any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, as to which the Underwriter makes no representation or warranty, complied in all material respects with the Securities Act.

6. Payment of Expenses. Except as provided in Section 6(ii) and subject to Bermuda law, the Company agrees to pay all expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing or reproduction of the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus, the Prospectus and any free writing prospectus (including supplements) and of each amendment thereto, (b) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (c) the fees and disbursements of the counsel, accountants and other advisors for the Company, (d) any registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (the “Blue Sky Survey”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification (such fees and disbursements of counsel not to exceed $10,000)), (e) the preparation, printing and delivery of copies of the Time of Sale Prospectus and the Prospectus, (f) the preparation, printing and delivery of copies of the Blue Sky Survey and any supplement thereto, (g) the cost of printing certificates representing the Securities, (h) all costs and expenses incident to listing the Depositary Shares on the NYSE, (i) the fees and expenses of any transfer agent, registrar or depositary for the Securities, (j) the fees and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and a proportional share of the cost of any aircraft chartered in connection with the road show, (k) taxes in connection with the registration, issue, sale and delivery of the Securities; provided except as provided in this Section and Sections 7(iii) and 9 hereof, each of the Underwriters will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make. If this Agreement is terminated by the Underwriters in accordance with the provisions of Sections 7, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

7. Effective Date of Agreement; Termination.

(i) Effective Date. This Agreement shall become effective as of the date first above written and shall remain in force until terminated as provided in this Section 7;

(ii) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (a) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (b) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis that, in the judgment of the Underwriters, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (c) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (d) if a banking moratorium has been declared by either federal or New York authorities.

(iii) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof, and provided further that Sections 1, 8 and 9 shall survive such termination and remain in full force and effect.

8. Indemnification.

(i) As used herein:

(a) “Indemnified Party” means a person entitled to indemnity under paragraph (ii) or (i) of this Section 8.

(b) “Indemnifying Party” means a person providing indemnity under paragraph (ii) or (i) of this Section 8.

(c) “Underwriter Information” means all information contained in the Registration Statement, the Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto or any preliminary prospectus in reliance upon and in conformity with information concerning the Underwriters furnished in writing by or on behalf of each of the Underwriters to the Company expressly for use therein; it being understood and agreed that such information furnished by the Underwriters consists solely of the following: the information contained in the Registration Statement, the Prospectus, the Time of Sale Prospectus or any preliminary prospectus in the second paragraph under the caption “Underwriting—Commissions and Discounts” and the second paragraph under the caption “Underwriting—Price Stabilization and Short Positions.”

(d) “Proceeding” means any action, suit or proceeding.

(e) “Company Information” means all information contained or incorporated by reference in or omitted from the Registration Statement, the Prospectus, the Time of Sale Prospectus, any preliminary prospectus or any amendment or supplement thereto, other than the Underwriter Information.

(ii) Indemnification by Company. The Company will indemnify and hold harmless each Underwriter, its directors, officers, employees, members and agents, and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state or foreign law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Company Information or any other information provided by the Company to any holder or prospective purchaser of the Securities hereof, or in any amendments thereof or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred.

(iii) Indemnification by the Underwriter. The Underwriters agree to indemnify and hold harmless the Company, its directors and officers, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Underwriter Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein with respect to the Underwriter Information not misleading, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(iv) Actions against Parties; Notification. Promptly after receipt by an Indemnified Party under paragraphs (ii) or (iii) above of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under such subsection, notify the Indemnifying Party in writing of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under such subsection to the extent it is not materially prejudiced as a result thereof. An Indemnifying Party may participate at its own expense in the defense of any such action; provided that counsel to the Indemnifying Party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation, provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties and the Indemnifying Party shall remain liable for the legal expenses of such separate counsel. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(v) Control Persons. The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Underwriter or within the meaning of the Securities Act and the obligations of the Underwriters under this Section 8 shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. Contribution. If the indemnification provided for in Section 8(ii) or (iii) is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages or liabilities (or actions in respect thereof) referred to in Section 8, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect the relative benefits received by the Underwriters on the one hand and by the Company on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 8 above, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Underwriters on the one hand and of the Company on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Underwriters on the one hand and of the Company on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10. Default of One or More of the Several Underwriters. If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of such Securities set forth opposite their respective names in Schedule 1 bears to the aggregate number of such Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Initial Securities and the aggregate number of Initial Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Initial Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Initial Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except that the provisions of Sections 4, 6, 8, 9 and 14 shall at all times be effective and shall survive such termination. In any such case you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Securities and the aggregate number of Option Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Option Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Securities to be sold on such Option Closing Date or (ii) purchase not less than the number of Option Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

As used in this Agreement, the term “Underwriters” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to:

(i) If to the Representatives:

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Facsimile: 212-507-8999

Attention: Investment Banking Division

Wells Fargo Securities, LLC

550 S. Tryon Street, 5th Floor

Charlotte, NC 28202

Facsimile: 704-383-9165

Attention: Transaction Management

with copies to:

Andrew J. Pitts, Esq. and D. Scott Bennett, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

Facsimile number: 212-474-3700

(ii) If to the Company:

Endurance Specialty Holdings Ltd.

Waterloo House

100 Pitts Bay Road

Pembroke HM 08, Bermuda

Facsimile number: 441-278-0401

Attention: General Counsel

with a copy to:

Dwight S. Yoo, Esq. and Todd E. Freed, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036-6522

12. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriters shall be deemed a successor or assign solely by reason of such purchase.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law; Submission to Jurisdiction; Appointment of Agent for Service. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH OF THE PARTIES HERETO IRREVOCABLY (i) AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY BROUGHT BY THE UNDERWRITERS OR BY ANY PERSON WHO CONTROLS AN UNDERWRITER ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY UNITED STATES FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, STATE OF NEW YORK (A “NEW YORK COURT”), (ii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING AND (iii) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH NEW YORK COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY EXPRESSLY CONSENTS TO THE JURISDICTION OF ANY NEW YORK COURT IN RESPECT OF ANY SUCH ACTION, AND WAIVES ANY OTHER REQUIREMENTS OF OR OBJECTIONS TO PERSONAL JURISDICTION WITH RESPECT THERETO.

The Company hereby irrevocably appoints CT Corporation System in New York City as its agent for service of process in any suit, action or proceeding described in the preceding paragraph. The Company agrees that service of process in any such suit, action or proceeding may be made upon it at the office of its agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that its agent has agreed to act as agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. No fiduciary duty. The Company acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the purchase price, and such relationship between the Company on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein;

and (iv) the Underwriters and their affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the sale of the Securities.

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ENDURANCE SPECIALTY HOLDINGS LTD.,

by	/s/ John V. Del Col
Name: John V. Del Col
Title: General Counsel, Secretary and Executive Vice President

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

MORGAN STANLEY & CO. LLC WELLS FARGO SECURITIES, LLC AS REPRESENTATIVES OF THE SEVERAL UNDERWRITERS NAMED IN SCHEDULE 1, by MORGAN STANLEY & CO. LLC

by	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

by WELLS FARGO SECURITIES, LLC,

by	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

SCHEDULE 1

Underwriters	Number of Initial Securities	Number of Option Securities	Total Number of Securities
Morgan Stanley & Co. LLC	3,400,000	510,000	3,910,000
Wells Fargo Securities, LLC	3,400,000	510,000	3,910,000
Barclays Capital Inc.	200,000	30,000	230,000
BMO Capital Markets Corp.	200,000	30,000	230,000
Deutsche Bank Securities Inc.	200,000	30,000	230,000
HSBC Securities (USA) Inc.	200,000	30,000	230,000
J.P. Morgan Securities LLC	200,000	30,000	230,000
ING Financial Markets LLC	100,000	15,000	115,000
Lloyds Securities Inc.	100,000	15,000	115,000

Total	8,000,000	1,200,000	9,200,000

SCHEDULE 2

Filed Pursuant to Rule 433

Registration Statement No. 333-200914

Relating to the Preliminary Prospectus Supplement

Dated November 17, 2015

(To Prospectus dated December 12, 2014)

November 17, 2015

Endurance Specialty Holdings Ltd.

Pricing Term Sheet

Issuer:	Endurance Specialty Holdings Ltd. (“ENH”)

Securities:	Depositary Shares, each representing a 1/1,000th interest in a share of the Issuer’s 6.350% Non-Cumulative Preferred Shares, Series C

Format:	SEC-Registered

Size:	$200,000,000; 8,000,000 Depositary Shares

Overallotment Option:	$30,000,000; 1,200,000 Depositary Shares

Liquidation Preference:	$25,000 per Preferred Share (equivalent to $25 per Depositary Share)

Ratings / Outlook*:

Trade Date:	November 17, 2015

Settlement Date:	November 24, 2015 (T + 5)

Maturity:	Perpetual

Dividend Rate and Payment Dates:	When, as and if declared by the Issuer’s board of directors or an authorized committee thereof, the Issuer will pay dividends on a non-cumulative basis, quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2016, at an annual rate of 6.350% from and including the Settlement Date

Day Count Convention:	30/360

Underwriting Discounts and Commissions:	$0.7875 per Depositary Share for Retail Orders (7,275,000 shares total) and $0.5000 per Depositary Share for Institutional Orders (725,000 shares total)

Price to Public:	$25 per Depositary Share

Net Proceeds to Issuer:	$193,908,437.50 (before expenses)

Payment Business Days:	New York

Payment Convention:	Following; unadjusted

Optional Redemption:	The Preferred Shares represented by the Depositary Shares are not redeemable prior to December 15, 2020, except in specified circumstances relating to certain tax or corporate events or within 90 days following the occurrence of a “capital redemption trigger date” (as defined in the preliminary prospectus supplement). On and after December 15, 2020, the Preferred Shares represented by the Depositary Shares will be redeemable at the Issuer’s option, in whole or in part, from time to time, at a redemption price equal to $25,000 per Preferred Share (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends

Listing:	Application will be made to list the Depositary Shares on the New York Stock Exchange under the symbol “ENHPRC”

Depositary Shares CUSIP; ISIN:	29267H406; US29267H4065

Joint Book-Running Managers:	Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Co-Managers:	Barclays Capital Inc. BMO Capital Markets Corp. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC ING Financial Markets LLC Lloyds Securities Inc.

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus and the preliminary prospectus supplement may be obtained from Morgan Stanley & Co. LLC by calling toll-free at 1-866-718-1649 or Wells Fargo Securities, LLC by calling toll-free at 1-800-645-3751.

SCHEDULE 3

8,000,000 Depositary Shares

Each representing a 1/1,000th interest in a share of

6.350% Non-Cumulative Preferred Shares, Series C

1. The initial public offering price per Depositary Share for the Securities, determined as provided in said Section 2, shall be $25.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be an amount equal to $24.5000 per Depositary Share with respect to 725,000 Securities (representing the Securities reserved for institutional orders) plus $24.2125 per Depositary Share with respect to 7,275,000 Securities (representing Securities reserved for retail orders).

SCHEDULE 4

None.